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                                                                      Exhibit 99

For Immediate Release                            Contact:  Kathleen Bruegenhemke
                                       Senior Vice President, Investor Relations
                                           TEL: 573.761.6100   FAX: 573.761.6272

                       EXCHANGE NATIONAL BANCSHARES, INC.
                      OF JEFFERSON CITY, MISSOURI DECLARES
                      QUARTERLY DIVIDEND OF $0.18 PER SHARE

         JEFFERSON CITY, MO, May 18, 2005 - Today, the board of directors of Exchange National Bancshares, Inc. (NASDAQ: EXJF) approved a quarterly cash dividend of 18 cents per share, payable July 1, 2005 to shareholders of record at the close of business on June 15, 2005.

         In commenting on the Board's action, Chairman and CEO James E. Smith said, "We are pleased to again demonstrate our financial strength through payment of a cash dividend. This quarter's dividend rate is consistent with the dividend paid the previous quarter."

         Exchange National Bancshares, Inc., a multi-bank holding company headquartered in Jefferson City, Missouri, is the parent company of The Exchange National Bank of Jefferson City with locations in California, Tipton and St. Robert; Citizens Union State Bank & Trust of Clinton with locations in Springfield, Lee's Summit, Branson, Windsor, Collins and Osceola; Bank 10 with locations in Belton, Drexel, Harrisonville, Independence and Raymore; and Osage Valley Bank of Warsaw.


Statements made in this press release that suggest Exchange National Bancshares' or management's intentions, hopes, beliefs, expectations, or predictions of the future include "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those projected in such forward-looking statements is contained from time to time in the company's quarterly and annual reports filed with the Securities and Exchange